Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-222388 and 333-219576) of Bancorp 34, Inc. of our report dated March 22, 2017 relating to the financial statements as of and for the year ended December 31, 2016 which appears in this Form 10-K.

/s/ Briggs & Veselka Co.

Houston, Texas

March 14, 2018